certification

Andrew B. Rogers, Principal Executive Officer/President, and Kevin Wolf, Principal Financial Officer/Treasurer of Northern Lights Fund Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                     Principal Financial Officer/Treasurer

Northern Lights Fund Trust                                   Northern Lights Fund Trust

/s/Andrew B. Rogers                                             /s/Kevin Wolf

Andrew B. Rogers                                                                   Kevin Wolf

Date: 12/7/16                                                                           Date: 12/7/16

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Northern Lights Fund Trust and will be retained by the Northern Lights Fund Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.